UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

December 17, 2004

Date of Report (Date of earliest event reported)

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)

(503) 726-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                         Termination of a Material Definitive Contract

On December 3, 2004, we filed a Form 8-K to announce that Vahé A. Sarkissian, our chief executive officer and chairman of the board of directors, intended to sell shares of FEI common stock to fund repayment of an outstanding loan from FEI of approximately $1.6 million.  The loan was incurred under a non-negotiable promissory note dated June 25, 1998 (as amended on June 24, 2002) made by Vahé A. Sarkissian in favor of FEI Company and due on June 25, 2005.

On December 10, 2004, Mr. Sarkissian completed his sales of FEI common stock and on December 17, 2004, Mr. Sarkissian repaid the loan.  As a consequence the promissory note has  terminated.  There were no prepayment penalties associated with early payment of the promissory note and neither FEI nor Mr. Sarkissian has any remaining obligations under the promissory note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary
Date: December 20, 2004